EXHIBIT 99.1

                                    TABLE VI
                            ACQUISITION OF EQUIPMENT
                          BY THE PRIOR PUBLIC PROGRAMS

                                    TABLE VI
                Acquisition of Equipment - Recent Public Programs
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series D at December 31, 2003 pursuant to leases or which secure its Financing Transactions.


                           Equipment          Equipment          Total
Equipment Category           Leases          Financings        Portfolio
                        ----------------   ---------------   ---------------


Aircraft                      1,304,929          983,333        2,288,262
Restaurant Equipment            304,742               --          304,742
Telecommunications               18,399               --           18,399
Automotive                       42,070                            42,070

                        ----------------   ---------------   ---------------
                             $1,670,140           $983,333     $2,653,473
                        ================   ===============   ===============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Programs
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series E at December 31, 2003 pursuant to leases or which secure its Financing Transactions.



                                Equipment         Equipment          Total
Equipment Category                Leases          Financings        Portfolio
                             ----------------   --------------   ---------------


Aircraft                         $24,215,553               $0       $24,215,553
Computer Systems                   1,454,220                          1,454,220
Retail Systems                     1,273,391                          1,273,391
Manufacturing & Production         4,796,199                          4,796,199
Telecommunications                 1,680,691                          1,680,691
Office Furniture & Fixtures        2,106,553                          2,106,553
Restaurant Equipment               1,272,916                          1,272,916
Medical                            2,186,874                          2,186,874
Construction                         943,450                            943,450
Miscellaneous                      1,822,684                          1,822,684
Material Handling                    747,793                            747,793
Sanitation                         1,014,544                          1,014,544

                             ----------------   --------------   ---------------
                                 $43,514,870               $0       $43,514,870
                             ================   ==============   ===============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Programs
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Six at December 31, 2003 pursuant to leases or which secure its Financing Transactions.


                                 Equipment        Equipment          Total
Equipment Category                Leases          Financings       Portfolio
                             ---------------    -------------    --------------

Aircraft                        $19,321,603               $0       $19,321,603
Manufacturing & Production           739,038               0           739,038
Telecommunications                   173,820               0           173,820
Computer Systems                       8,948               0             8,948
Office Furniture & Fixtures          113,030               0           113,030
Trucks & Trailers                    850,000               0           850,000
Miscellaneous                         64,320               0            64,320

                             ----------------   -------------    --------------
                                 $21,270,759              $0       $21,270,759
                             ================   =============    ==============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Programs
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at December 31, 2003 pursuant to leases or which secure its Financing Transactions.


                                Equipment         Equipment           Total
Equipment Category                Leases          Financings        Portfolio
                             ----------------   --------------   --------------

Aircraft                         $49,055,544               $0     $ 49,055,544
Vessels                           53,983,547                0       53,983,547
Computer Systems                   2,432,712                0        2,432,712
Manufacturing & Production         4,195,294                0        4,195,294
Miscellaneous                        219,510                0          219,510

                             ----------------   --------------   ---------------
                                $109,886,606               $0     $109,886,606
                             ================   ==============   ===============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Programs
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

The following is a summary of the types and amounts of equipment currently under management for ICON Income Fund Eight A L.P. at December 31, 2001 pursuant to leases or which secure its Financing Transactions.


                                 Equipment         Equipment          Total
Equipment Category                Leases          Financings       Portfolio
                             ----------------   --------------   ---------------

Aircraft                         $10,765,766               $0      $10,765,766
Material Handling                 27,038,665                0       27,038,665
Vessels                           12,922,568                0       12,922,568
Office Furniture & Fixtures        3,182,758                0        3,182,758
Transportation                     3,521,824                0        3,521,824
                                                            0                0

                             ----------------   --------------   ---------------
                                 $57,431,581               $0      $57,431,581
                             ================   ===============  ===============

               Acquisition of Equipment - Current Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight A L.P.

      Original Lessee                                                    Date        Total           Cash         Acquisition
     or Equipment User          Location         Equipment            Purchased    Financing(1)   Expended(2)       Cost (3)
-----------------------------  ---------------- ---------------------- -------- -----------------------------------------------


BAE Systems Inc.               Sterling, VA     Aircraft Simulator      Mar-01     10,830,109      2,798,959       13,629,068
Kmart Corporation              Troy, MI         Photography             Mar-01      5,957,406        413,455        6,370,861
Kmart Corporation              Troy, MI         Photography             Mar-01      2,457,072        171,518        2,628,590
Kmart Corporation              Troy, MI         Photography             Jun-01      1,381,378         96,789        1,478,167
CSK Auto                       Phoenix , AZ     Fixtures                Jun-01              0      4,377,500        4,377,500
TWA LLC                        Dallas, TX       Aircraft                Jun-01      1,911,210      4,217,290        6,128,500
Summit Portfolio               England          Computers               Jun-01              0      2,209,585        2,209,585
Kmart Corporation              Troy, MI         Photography             Sep-01      2,722,210        195,120        2,917,330
W.H. Smith                     England          Computers               Sep-01              0        703,655          703,655
Kmart Corporation              Troy, MI         Photography             Dec-01      5,034,476        351,763        5,386,239
AAR Financial Services         Chicago, IL      Aircraft                Dec-01        400,000      1,700,000        2,100,000
Federal Express Corporation    Memphis, TN      Aircraft                Mar-03     24,211,080      3,076,564       27,287,644
                                                                                 ------------    -----------      -----------
                                                                                 $ 54,904,941    $20,312,198      $75,217,139
                                                                                 ============    ===========      ===========


(1)  This is the financing at the date of acquisition.


(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 2003.


(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Programs
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

The following is a summary of the types and amounts of equipment currently under management for ICON Income Fund Eight B L.P. at December 31, 2003 pursuant to leases or which secure its Financing Transactions.


                                 Equipment        Equipment           Total
Equipment Category                Leases          Financings        Portfolio
                             ----------------   --------------   ---------------

Aircraft                        $138,442,580               $0     $138,442,580
Material Handling                  6,879,369                0        6,879,369
Manufacturing /Production          6,931,399                0        6,931,399
Construction                         242,382                0          242,382
Computer Systems                   2,605,484                0        2,605,484
Medical                                    0                0                0
Trucks & Trailers                  6,481,546                0        6,481,546
Office Furniture & Fixtures        7,258,602                0        7,258,602
Photography / Production          15,682,133                0       15,682,133
Haul Trucks/Wheel Loaders            446,439                0          446,439

                             ----------------   --------------   ---------------
                                $184,969,936               $0     $184,969,936
                             ================   ==============   ===============

                                    TABLE VI
               Acquisition of Equipment - Current Public Programs
                                   (unaudited)


The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Nine.

       Original Lessee                                                              Date       Total        Cash       Acquisition
      or Equipment User          Location               Equipment                 Purchased  Financing(1) Expended(2)    Cost(3)
-----------------------------  ---------------- --------------------------------  ---------- ------------ -----------  ------------
Cathay Pacific                 Cayman Islands   Aircraft                            Mar-02    35,138,367    2,125,000   37,263,367
Cathay Pacific                 Cayman Islands   Aircraft                            Jun-02    34,399,466    2,250,000   36,649,466
EF Kenilworth Inc.             New Jersey       Co-generation facility              Sep-02     8,559,938    9,645,294   18,205,232
Wilhelmsen Lines Shipowning    Norway           Vessels                             Sep-02    63,367,090    9,157,947   72,525,037
Southern Pacific Portfolio     Various          Forklifts, material handling        Mar-02             0    7,750,000    7,750,000
Trinity Management Inc.                         110 Railcars                        Nov-02     1,116,543      163,747    1,280,290
Genco                                           324 Railcars                        Nov-02     1,234,156    3,322,791    4,556,947
Federal Express Corporation    Memphis, TN      Aircraft                            Dec-02    22,291,593    3,644,936   25,936,529
Wildwood Industries                             Doube Kraft Paper Forming Tubing    Jun-03             0    1,390,500    1,390,500
Wildwood Industries                             Doube Kraft Paper Forming Tubing    Sep-03             0      985,710      985,710
Wildwood Industries                             Doube Kraft Paper Forming Tubing    Sep-03             0    1,199,950    1,199,950
Metalydne Corporation                                                               Jun-03             0    2,483,902    2,483,902
Advance Micro Devices, Inc.                     Semiconductor testing devices       Jun-03             0    6,582,996    6,582,996
Advance Micro Devices, Inc.                     Semiconductor testing devices       Sep-03             0    4,697,707    4,697,707
Conwell Corporation                             Great Dane Trailers                 Sep-03             0    2,001,011    2,001,011
                                                                                            ------------  ----------- ------------
                                                                                            $166,107,153  $57,401,491 $223,508,644
                                                                                            ============  =========== ============


(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 2003.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Programs
                                   (unaudited)

                              SUPPLEMENTAL SCHEDULE

The following is a summary of the types and amounts of equipment currently under management for ICON Income Fund Nine LLC at December 31, 2003 pursuant to leases or which secure its Financing Transactions.



                                 Equipment        Equipment           Total
Equipment Category                Leases          Financings        Portfolio
                             ----------------   --------------   ---------------

Aircraft                         $97,191,869               $0      $97,191,869
Material Handling                  5,447,308                0        5,447,308
Manufacturing /Production         17,960,520                0       17,960,520
Telecommunications                    61,841
Vessels                           76,240,419
Transportation -Railcars           5,517,015
Trucks & Trailers                  1,903,875                0        1,903,875
Energy                            15,787,934                0       15,787,934

                             ----------------   --------------   ---------------
                                $220,110,779               $0     $220,110,779
                             ================   ==============   ===============